Exhibit 5.2

1201 Third Avenue Suite 4900 Seattle, WA 98101-3099	+1.206.359.8000 +1.206.359.9000 perkinscoie.com

December 15, 2020

Interstate Power and Light Company

Alliant Energy Tower

Cedar Rapids, Iowa 52401

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Interstate Power and Light Company, an Iowa corporation (the “Company”), in connection with the filing with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”), and the rules and regulations promulgated thereunder (the “Rules”), of a registration statement on Form S-3 (the “Registration Statement”) for the registration of the sale from time to time of:

(a)	shares of preferred stock of the Company, $0.01 par value per share; and

(b)	senior unsecured debt securities of the Company (the “Debt Securities”).

The Company has informed us that the Debt Securities will be sold or delivered on a delayed or continuous basis from time to time as set forth in the Registration Statement (and any amendments thereto), the prospectus contained therein and any prospectus supplement. We understand that prior to the sale of any Debt Securities under the Registration Statement, the Company will afford us an opportunity to review the operative documents pursuant to which such Debt Securities are to be sold and will file any applicable amendment to the Registration Statement (which may include as an exhibit an amendment to this opinion) or prospectus supplement as we may reasonably consider necessary or appropriate by reason of the terms of the sale of such Debt Securities.

In each case, except as otherwise set forth in any applicable amendment to the Registration Statement or prospectus supplement, any Debt Securities will be issued in one or more series pursuant to the Indenture (the “Indenture”) dated August 20, 2003, between the Company and The Bank of New York Mellon Trust Co., N.A., as trustee (the “Trustee”), filed as an exhibit to the Registration Statement.

As part of the corporate actions taken and to be taken in connection with the issuance and sale of the Debt Securities (the “corporate proceedings”), the Company has informed us that the Company’s Board of Directors (the “Board”) or a committee thereof or certain authorized officers of the Company as authorized by the Board, will, before the Debt Securities are issued and sold under the Registration Statement, authorize the issuance and approve the terms of any Debt Securities to be issued and sold from time to time under the Registration Statement, and such applicable corporate proceedings shall be in full force and effect at the time of any such issuance and sale.

Interstate Power and Light Company

December 15, 2020

In our capacity as counsel to the Company, we have examined or are otherwise familiar with (i) the Company’s Amended and Restated Articles of Incorporation; (ii) the Company’s Amended and Restated Bylaws; (iii) the Registration Statement, (iv) the Indenture; (v) such of the corporate proceedings as have occurred prior to or as of the date hereof; and (vi) such other documents, records and instruments as we have deemed necessary for the purposes of this opinion.

As to matters of fact material to the opinions expressed herein, we have relied on (a) information in public authority documents (and all opinions based on public authority documents are as of the date of such public authority documents and not as of the date of this opinion letter), and (b) information provided in certificates of officers of the Company. We have not independently verified the facts so relied on.

In such examination, we have assumed the following without investigation: (i) the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to us as copies; and (iii) the truth, accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed. For purposes of the opinions expressed below, we also assume that: (a) the Registration Statement and any amendments or prospectus supplements relating thereto shall have become and be effective pursuant to timely filings under the Securities Act; (b) a prospectus supplement describing each series of Debt Securities offered pursuant to the Registration Statement, to the extent required by applicable law and the Rules, will be timely filed with the Commission; (c) the Company or the Trustee, as applicable, will have complied with the terms and conditions of the Indenture, including, but not limited to, the creation, authentication and delivery of any officer’s certificate or supplemental indenture to the Indenture; and (d) at the time of issuance and sale of any of the Debt Securities, the terms of the Debt Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or a breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company. Based on and subject to the foregoing, we are of the opinion that:

1.

Assuming the Indenture has been qualified under the Trust Indenture Act of 1939, as amended, and assuming due authorization, execution and delivery by the Trustee, the Indenture constitutes a valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms.

Interstate Power and Light Company

December 15, 2020

2.

When (a) the applicable Debt Securities have been duly authorized by the Company; (b) the final terms of the applicable Debt Securities have been duly established and approved; and (c) the applicable Debt Securities have been duly executed by the Company and authenticated by the Trustee in accordance with the Indenture and delivered to and paid for by the purchasers thereof as contemplated by the Registration Statement (including any amendments thereto), and any prospectus supplements relating thereto, and as contemplated by the applicable corporate proceedings, such Debt Securities will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with the terms thereof and will be entitled to the benefits of the Indenture.

The foregoing opinions are subject to the following exclusions and qualifications:

(a)

Our opinions are as of the date hereof and we have no responsibility to update this opinion for events and circumstances occurring after the date hereof or as to facts relating to prior events that are subsequently brought to our attention. This opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, and we disavow any undertaking to advise you of any changes in law.

(b)

We express no opinion as to enforceability of any right or obligation to the extent such right and obligation is subject to and limited by (i) the effect of bankruptcy, insolvency, reorganization, receivership, conservatorship, arrangement, moratorium, fraudulent transfer or other laws affecting or relating to the rights of creditors generally; (ii) rules governing the availability of specific performance, injunctive relief or other equitable remedies and general principles of equity, regardless of whether arising prior to, or after, the date hereof or considered in a proceeding in equity or at law; or (iii) the effect of federal and state securities laws and principles of public policy on the rights of indemnity and contribution.

(c)

We do not express any opinions herein concerning any laws other than the laws in their current forms of the State of New York and the federal securities laws of the United States of America, and we express no opinion with respect to the laws of any other jurisdiction and expressly disclaim responsibility for advising you as to the effect, if any, that the laws of any other jurisdiction may have on the opinions set forth herein. Our opinions set forth above, insofar as they involve matters of the laws of the State of Iowa, are qualified to the extent that we have relied upon the opinion dated the date hereof of Simmons Perrine Moyer Bergman PLC (the “SPMB Opinion”), and we have assumed, without independent investigation, the correctness of, and take no responsibility for, the SPMB Opinion.

Interstate Power and Light Company

December 15, 2020

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and any amendments thereto, including any and all post-effective amendments, and to the reference to our firm in the prospectus and any prospectus supplements relating thereto under the heading “Legal Matters.” In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the related rules and regulations of the Commission thereunder.

Very truly yours,

/s/ PERKINS COIE LLP